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                                                                EXHIBIT 4.2


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                                 ENSTAR INC.


                            Subordinated Debentures


                         ---------------------------


                        FIRST  SUPPLEMENTAL INDENTURE

                         Dated as of March ___, 1997


                                      to


                                  INDENTURE


                         Dated as of November 7, 1996


                         ---------------------------


                      National City Bank of Minneapolis


                                   Trustee


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        FIRST SUPPLEMENTAL INDENTURE, dated as of March __, 1997, to Indenture, dated as of November 7, 1996, by and between ENStar Inc., a corporation duly organized and existing under the laws of the state of Minnesota having its principal office at 6479 City West Parkway, Eden Prairie, Minnesota 55346 (herein called the "Company") and National City Bank of Minneapolis, a corporation organized and existing under the laws of the state of Minnesota having its principal office at 651 Nicollet Mall, Minneapolis, Minnesota
(herein called the "Trustee").

                                   RECITAL.


        The Company and the Trustee have heretofore executed and delivered that certain Indenture, dated as of November 7, 1996 (herein referred the "Indenture"), pursuant to which one or more series of subordinated debentures (herein referred to as the "Debentures") have been and may be issued from time to time. All terms used, but not otherwise defined, in this First Supplemental Indenture shall have the meanings assigned to such terms in the Indenture.

        The Company desires to amend the Indenture in order to increase the aggregate principal amount of Debentures that may be issued pursuant to the Indenture from $10,000,000 to $35,000,000.

        Section 9.01 of the Indenture provides that Indenture may be amended by the Company and the Trustee, without the consent of the Holders of Debentures, to increase the aggregate principal amount of the Debentures that may be authenticated and delivered under the Indenture.

        All things necessary to make this First Supplemental Indenture a valid and binding agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

                         NOW, THEREFORE, WITNESSETH:

        For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                 ARTICLE ONE


        Section 2.02 of the Indenture is hereby amended to increase the aggregate principal amount of the Debentures that may be authenticated and delivered under the Indenture from $10,000,000 to $35,000,000.


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                                 ARTICLE TWO


        Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

        This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Debentures heretofore or hereafter authenticated and delivered shall be bound hereby.

                                ARTICLE THREE

        The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                                 ARTICLE FOUR

        The internal laws of the State of Minnesota shall govern this First Supplemental Indenture.

                                 ARTICLE FIVE


        The First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                        ENSTAR INC.

                                        By
                                           ------------------
                                           Name:
                                           Title:


ATTEST                                  NATIONAL CITY BANK OF
                                          MINNEAPOLIS


By                                      By
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   Trust Officer                          Name:
                                          Title:

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